UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 3, 2005

ENSCO International Incorporated

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-8097

Delaware (State or Other Jurisdiction of Incorporation or Organization)		76-023579 (I.R.S. Employer Identification No.)
500 North Akard Street Suite 4300 Dallas, TX 75201-3331
(Address of Principal Executive Offices, Including Zip Code)

214-397-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Long-Term Incentive Plan

The Nominating, Governance and Compensation Committee of the ENSCO International Incorporated Board of Directors (the "NGCC") and the Board of Directors approved and adopted the 2005 Long-Term Incentive Plan, effective January 1, 2005, subject to stockholder approval at the Annual Meeting of Stockholders. Said plan was approved by the stockholders on May 3, 2005. The full text of the plan is annexed hereto as an exhibit.

2005 Cash Incentive Plan

The NGCC and the Board of Directors approved and adopted the 2005 Cash Incentive Plan, effective January 1, 2005, subject to stockholder approval at the Annual Meeting of Stockholders. Said plan was approved by the stockholders on May 3, 2005. The full text of the Plan is annexed hereto as an exhibit.

2005 Performance Goals for Named Executive Officers under the 2005 Cash Incentive Plan

In December of 2004, the NGCC and the Board of Directors approved performance goals for the Company's named executives, Carl F. Thorne, William S. Chadwick, Jr., Phillip J. Saile, J. W. Swent, III, and Jon C. Cole, effective January 1, 2005 and subject to shareholder approval of the 2005 Cash Incentive Plan. The 2005 Cash Incentive Plan was approved by the Company's shareholders at the Annual Meeting of Stockholders on May 3, 2005. Performance goals for the named executive officers are as described below as follows:

2005 Performance Goals for Named Executive Officers under the 2005 Cash Incentive Plan

2005 Plan year performance criteria for the Company's named executive officers, Messrs. Carl F. Thorne, William S. Chadwick, Jr., Phillip J. Saile, James W. Swent, III and Jon C. Cole, were approved by the Nominating, Governance and Compensation Committee of the Board of Directors and the Board of Directors during December 2004, subject to shareholder approval of the 2005 Cash Incentive Plan at the May 3, 2005 Annual Meeting of Stockholders. Such approval having been obtained, the performance goals are as follows:

Target Award %
Earnings per share (EPS)	30
Return on net assets employed before interest and taxes (RONAEBIT)	30
Safety	10
Total Corporate Award	70

Strategic Team Goals	30

Total	100

The Strategic Team Goals for all five of the Company's executive officers, with equal weighting assigned to each item, address the following objectives:

  Enhance operational excellence by (1) systematically auditing operations to monitor results and achieve continuous improvement, (2) implementing a uniform, consistent, fleet-wide Safe System of Work, and (3) maintaining a high level of operating efficiency as measured against a prescribed standard.

  Enhance the Company's standing with customers, as measured by survey data, to position ENSCO as a provider of choice by consistently providing a uniform standard of well-designed, reliable equipment, well-trained and motivated personnel, and safe, efficient, and environmentally-responsible operations on a world-wide basis.

  Upgrade and rationalize the Company's rig fleet within approved time and budget parameters.

  Develop, implement, and continuously improve a worldwide human resources effort to successfully attract, develop, motivate, and retain employees to ensure that Company goals and objectives are met in a cost-effective manner as measured by key performance indicators.

  Revise and enhance the ENSCO management system with the goal of establishing and maintaining consistency in practices, policies, and procedures on a worldwide basis, and driving action, follow-up, and continuous improvement.

Item 9.01 (c)	Financial Statements and Exhibits Exhibits
Ex. No. 10.1 10.2

The following exhibits are furnished with this report on Form 8-K

Description

2005 Long-Term Incentive Plan (incorporated by reference to Exhibit B to the Company's Definitive Proxy Statement filed with the Commission on March 22, 2003)

2005 Cash Incentive Plan (incorporated by reference to Exhibit C to the Company's Definitive Proxy Statement filed with the Commission on March 22, 2003)

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ENSCO INTERNATIONAL INCORPORATED
Date: May 4, 2005	By:	Cary A Moomjian, Jr.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary